Securities and Exchange Commission
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report
                       Pursuant To Section 13 or 15(d) Of
                      The Securities Exchange Act of 1934

                         Date of Report: August 4, 2006

                       RICK'S CABARET INTERNATIONAL, INC.
             (Exact Name of Registrant As Specified in Its Charter)

            Texas                     0-26958                   76-0037324
(State Or Other Jurisdiction        (Commission               (IRS Employer
      of Incorporation)             File Number)            Identification No.)


                                10959 Cutten Road
                              Houston, Texas 77066
          (Address Of Principal Executive Offices, Including Zip Code)

                                 (281) 397-6730
                (Issuer's Telephone Number, Including Area Code)

ITEM 8.01     OTHER EVENTS.

     On August 4, 2006, our subsidiary, RCI Debit Services, Inc., entered a Purchase Agreement under which it will acquire 99% of the ownership interest in an adult entertainment cabaret known as "Centerfolds" located at 5418 Brewster Street, San Antonio, Texas. Additionally, under the terms of the transaction, our subsidiary, RCI Holdings, Inc. will acquire 100% of the interest in the improved real property upon which Centerfolds is located. The total purchase price for the business and real property will be $2,900,000. Under terms of the agreement, we will pay the owners of the club and property $600,000 in cash at the time of closing and will sign promissory notes for the remaining balance. Pursuant to the Amended Purchase Agreement executed by the parties on August 9, 2006, we anticipate closing the transaction on or before August 25, 2006, contingent upon normal due diligence and closing activities including obtaining the transfer of all existing licenses and permits to us, and other conditions consistent with transactions of this type. Upon closing of the transaction, certain members of the current ownership structure will enter a five-year covenant not to compete with us.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

     (c) Exhibits

Exhibit Number          Description

     10.1               Purchase Agreement dated August 4, 2006

     10.2               Amended Purchase Agreement dated August 9, 2006

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                              RICK'S CABARET INTERNATIONAL, INC.


                                         By:  /s/ Eric Langan
                                              ---------------
Date: August 10, 2006                         Eric Langan
                                              Chairman, President,
                                              Chief Executive Officer and
                                              Principal Accounting Officer